SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 12, 2004

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Beaver Street

Waltham, Massachusetts 02453

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Page 1 of 3 pages.

ITEM 5. OTHER EVENTS

Dr. Gary Patou, Chief Medical Officer of Oscient Pharmaceuticals Corporation (the “Company”), has informed the Company that he has entered into a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Under the plan, Dr. Patou may sell up to 400,000 shares of the Company’s common stock through the exercise of stock options prior to December 31, 2004. Currently, Dr. Patou reports beneficial ownership of options to acquire 1,140,520 shares of the Company’s common stock.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans when they do not have material, non-public information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. Implementation of these plans seeks to avoid concerns about executing stock transactions while in possession of material, non-public information. The plan also permits corporate officers and directors to gradually diversify their investment portfolios and may minimize the market impact of stock trades by spreading them over an extended period of time. Dr. Patou has confirmed to the Company that, as required by securities laws, he will promptly publicly disclose any option exercises or stock sales made under the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Stephen Cohen
Name: Title:	Stephen Cohen Senior Vice President and Chief Financial Officer

Date: August 12, 2004